                                                                    EXHIBIT 99.3


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this 12th day of December, 1996, by and among Kirtland Capital Partners II L.P., an Ohio limited partnership ("KCP"), Kirtland Capital Company II LLC, a Turks and Caicos Islands limited liability company ("KCC"), and PVC Container Corporation, a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

                  WHEREAS, KCP, the Company and Rimer Anstalt have entered into a Stock Purchase Agreement, dated as of December 3, 1996 (the "Stock Purchase Agreement"), pursuant to which KCP and KCC will, subject to the satisfaction of various conditions, purchase an aggregate of 4,367,415 shares (the "Purchase Shares") of common stock, par value $.01 per share of the Company.

                  WHEREAS, as a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to provide Demand Registration Rights and Piggyback Registration Rights (each as hereinafter defined) to KCP and KCC.

                              OPERATIVE PROVISIONS
                              --------------------

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound, KCP, KCC and the Company hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

                           As used in this Agreement, the following terms
shall have the following meanings:

                           1.1 "SHARES" shall mean the common stock of the
Company, par value $.01 per share.

                           1.2 "COVERED SHARES" shall mean, collectively, (i)
the Purchase Shares and any and all equity securities of the Company into which the Purchase Shares may be converted; (ii) any and all equity securities which are distributed by the Company to holders of the Purchase Shares by reason of their ownership of the Purchase Shares; (iii) any and all equity securities received by holders of the Purchase Shares pursuant to a recapitalization, reclassification, stock split, merger, consolidation or other business combination or other similar transaction involving the



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Company; (iv) any other shares of capital stock issued by the Company to the
Shareholders at any time hereafter; and (v) all of the Shares acquired by KCP pursuant to that certain Stock Purchase Agreement, dated as of December 12, 1996, by and between KCP and Phillip Friedman.

                           1.3 "DEMAND REGISTRATION RIGHTS" shall mean the
rights of the Shareholders to have a registration statement filed by the Company with respect to the Covered Shares in accordance with the provisions of Section 3 hereof.

                           1.4 "DEMANDING SHAREHOLDERS" shall have the meaning
set forth in Section 3.1 hereof.

                           1.5 "PIGGYBACK REGISTRATION RIGHTS" shall mean the
rights of the Shareholders to have their Covered Shares included in any registration statement filed by the Company with respect to the sale of equity or debt securities by the Company or by any other shareholders of the Company in accordance with the provisions of Section 2 hereof.

                           1.6 "REGISTRATION PERIOD" shall mean the period
commencing on the date hereof and ending at such time as the Shareholders own less than 10% of the Covered Shares, PROVIDED, HOWEVER, that, on such date, the provisions of Rule 144(k) shall be available to the Shareholders in respect of all of the remaining Covered Shares.

                           1.7 "SEC" shall mean the Securities and Exchange
Commission.

                           1.8 "SECURITIES ACT" shall mean the Securities Act of
1933, as amended.

                           1.9 "SELLING SHAREHOLDERS" when used with respect to
a registration statement, shall mean those Shareholders whose Covered Shares are included in such registration statement pursuant to an exercise by such Shareholders of their Piggyback Registration Rights or their Demand Registration Rights.

                           1.10 "SHAREHOLDERS" shall mean KCP and KCC, and their
successors and assigns, including any person who acquires the Covered Shares from any of such persons (or any transferee of such persons), other than the Covered Shares sold pursuant to the Piggyback and Demand Registration Rights but in each case only so long as such person holds any Covered Shares.

                           1.11 "UNDERWRITER(S)" shall mean any one or more
investment banking or brokerage firms to or through whom the Shareholders or the Company, as the case may be, may offer and sell Shares pursuant to a transaction requiring the filing of a registration statement under the Securities Act, including one or more of such firms who shall manage such public offering through


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such Underwriters and who are referred to herein as "Managing Underwriter(s)."

                                   ARTICLE II

                          PIGGYBACK REGISTRATION RIGHTS
                          -----------------------------

                           2.1 If, at any time during the Registration Period,
the Company proposes to file a registration statement under the Securities Act with respect to any proposed public offering by the Company or by any holders of any class of securities of the Company, the Company shall, not later than 60 days prior to the proposed date of filing of such registration statement with the SEC under the Securities Act, give written notice of the proposed filing to each of the Shareholders, which notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended). During the Registration Period, each Shareholder may elect, by written notice to the Company (which notice shall specify the aggregate number of the Covered Shares proposed to be offered and sold by such Shareholder pursuant to such registration statement, the identity of the proposed seller thereof, and a general description of the manner in which such person intends to offer and sell such Shares) given at least 30 days before the registration statement's anticipated effective date, to have any or all of the Covered Shares owned by it included in such registration statement, and the Company shall include such Covered Shares in such registration statement. If the Managing Underwriter(s) or the Underwriters (in the case of an underwritten registration) should reasonably object to the exercise of the Piggyback Registration Rights with respect to such registration statement, then in the discretion of the Company, either:

                                    (i) the Covered Shares owned by the Selling
Shareholders shall nevertheless be included in such registration statement subject to the condition that the Selling Shareholders may not offer or sell their Covered Shares included therein for a period of at least 90 days after the initial effective date of such registration statement, whereupon the Company shall be obligated to file one or more post-effective amendments to such registration statement to permit the lawful offer and sale of such Covered Shares for a reasonable period thereafter; or

                                    (ii) if the Company, upon insistence of the
Underwriter, should reasonably determine that the inclusion of such Covered Shares, notwithstanding the provisions of the preceding clause (i), would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Covered Shares owned by the Shareholders, then the number of the Covered Shares of the


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Shareholders included in such registration statement shall be reduced pro-rata
(based upon the number of Covered Shares requested to be included in the registration), if the Company recommends the inclusion of fewer Shares; PROVIDED, HOWEVER, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of the Covered Shares than the fraction of similar reductions imposed on such other persons or entities (other than the Company); PROVIDED ALSO that the Company shall register those Covered Shares excluded from the offering on a Form S-3 or any similar short form registration statement then in effect on behalf of the Shareholders at the request of the Shareholders 90 days after the completion of the underwritten offering.

                           2.2  Unless otherwise required by law, rule or
regulation, if the Covered Shares owned by the Shareholders who have made the election provided in Section 2.1 are included in such registration statement, the Company shall bear and pay all fees, costs, and expenses incident to such inclusion, including, without limitation, registration fees, blue sky qualification fees and expenses, exchange listing fees and expenses, legal fees and expenses (including the legal fees and expenses of one law firm selected by the Shareholders), printing costs and costs of any special audits or accounting fees, but excluding the Selling Shareholder's pro rata share of underwriting discounts and commissions with respect to its Covered Shares included therein.

                           2.3      Once the registration process has been
commenced, the Company shall complete the registration process. The Company shall take all necessary action (including, if required, the filing of any supplements or post-effective amendments to such registration statement) to keep such registration statement effective for one year after it first becomes effective.

                           2.4  The Shareholders shall have the right to
exercise their Piggyback Registration Rights pursuant to the provisions of this
Section 2 on any number of occasions that the Company shall determine to file any registration statement.

                           2.5  The Piggyback Registration Rights granted
pursuant to this Section 2 shall apply to any registration statement except such rights shall not apply to (a) a registration relating solely to employee stock option, purchase or other employee plans, or (b) a registration on Form S-4.


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                                   ARTICLE III

                           DEMAND REGISTRATION RIGHTS
                           --------------------------

                           3.1  In addition to, and not in lieu of, the
Piggyback Registration Rights set forth under Section 2, at any time during the Registration Period the Shareholders may deliver to the Company a written request (a "Demand Registration Request") that the Company register any or all of the Covered Shares owned by such Demanding Shareholders (as hereinafter defined). The requisite Shareholders making such demand are hereinafter referred to from time to time as the "Demanding Shareholders." The Company shall, as soon as practicable following the Demand Registration Request, prepare and file a registration statement (on the then appropriate form or, if more than one form is available, on the appropriate form selected by the Shareholders) with the SEC under the Securities Act, covering such number of the Covered Shares as the Demanding Shareholders request to be included in such registration statement and to take all necessary steps to have such Covered Shares qualified for sale under state securities or blue sky laws. Further, the Company shall use its best efforts to have such registration statement declared effective by the SEC (within the meaning of the Securities Act) as soon as practicable thereafter and shall take all necessary action (including, if required, the filing of any supplements or post-effective amendments to such registration statement) to keep such registration statement effective to permit the lawful sale of such Covered Shares included thereunder for the period set forth in Section 5 hereof, subject, however, to the further terms and conditions set forth in Sections 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 hereof.

                           3.2  No later than 10 days after the receipt of
the Demand Registration Request, the Company shall notify all the Shareholders who have not joined in such request of the proposed filing, and such Shareholders may, if they desire to sell any of the Covered Shares owned by them, by notice in writing to the Company given within 30 days after receipt of such notice from the Company, elect to have all or any portion of their Covered Shares included in the registration statement.

                           3.3  The Shareholders, in the aggregate, may exercise
 the Demand Registration Rights in this Section 3 three times.

                           3.4 In the event that preparation of a registration
statement is commenced by the Company in response to the exercise by the Demanding Shareholders of the Demand Registration Right, but such registration statement is not filed with the SEC, either at the instance or request of the Company or at the request of the Demanding Shareholders for any reason, the Demanding Shareholders shall not be deemed to have exercised the Demand Registration Right pursuant to this Section 3.


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                           3.5 In the event that any registration statement
filed by the Company with the SEC pursuant to the provisions of this Section 3 is withdrawn prior to the completion of the sale or other disposition of the Covered Shares included thereunder, then the following provisions, whichever applicable, shall govern:

                                    (a)  If such withdrawal is effected at the
instance or upon the request of the Company for any reason other than the failure of all of the Demanding Shareholders to comply with their obligations hereunder with respect to such registration, then the filing thereof by the Company shall be excluded in determining whether the Shareholders have exercised any of their Demand Registration Rights hereunder with respect to the filing of such registration statement.

                                    (b)  If such withdrawal is effected at the
instance or upon the request of the Demanding Shareholders, then the filing thereof by the Company shall be deemed an exercise of the Demand Registration Right with respect to the filing of such registration statement.

                           3.6 The Company shall bear and pay all fees, costs
and expenses incident to such registration statement and incident to keeping it effective and in compliance with all federal and state securities laws, rules and regulations for the period set forth in Section 5 hereof (including, without limitation, registration fees, blue sky qualification fees and expenses, exchange listing fees and expenses, legal fees and expenses (including the legal fees and expenses of one law firm selected by the Selling Shareholders), printing costs, costs of any special audits or accounting fees), but excluding the Selling Shareholder's pro rata share of underwriting discounts and commissions with respect to its Covered Shares included therein. The Selling Shareholders shall have the right to select the Underwriter and selling agents in connection with such registration.

                           3.7 In the event of the exercise by the Shareholders
of their Demand Registration Right, if the Company after receipt of the Demand Registration Request determines to include other securities of the Company for offer and sale by the Company, for its own account, in the registration statement to be filed pursuant to the exercise by the Shareholders of their Demand Registration Right, then the filing of such registration statement by the Company with the SEC shall be deemed an exercise by the Shareholders of their Piggyback Registration Rights under Section 2 of this Agreement and not an exercise of their Demand Registration Right under this Section 3.

                           3.8 Whenever a decision or election is required to be
made hereunder by the Demanding Shareholders or the Selling Shareholders, such decision or election shall be made by a


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majority vote of the Covered Shares owned by such Demanding Shareholders or the
Selling Shareholders, as the case may be.

                                   ARTICLE IV

                           INFORMATION TO BE FURNISHED
                           ---------------------------

                           In the event any of the Covered Shares are to be
included in a registration statement under Section 2 or 3, the Selling Shareholders and the Company shall furnish the following information and documents:

                           4.1 The Selling Shareholders will furnish to the
Company all information required by the Securities Act to be furnished by sellers of securities for inclusion in the registration statement, together with all such information that the Selling Shareholders have or can reasonably obtain and that may reasonably be required by the Company in order to have such registration statement become effective and such Covered Shares qualified for sale under applicable state securities laws.

                           4.2 The Company, before filing a registration
statement, amendment or supplement thereto, shall furnish, within a reasonable time before filing, copies of such documents to legal counsel selected by the Selling Shareholders. In addition, the Company shall make available for inspection by any Selling Shareholder or by any Underwriter, attorney or other agent of any Selling Shareholder or Underwriter all information requested by such persons.

                           4.3 The Company shall promptly notify each Selling
Shareholder of the occurrence of any event which renders any prospectus then being circulated among prospective purchasers misleading because such prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, and the Company will amend the prospectus so that it does not contain any material misstatements or omissions and deliver the number of copies of such amendments to each Selling Shareholder as each Selling Shareholder may require.

                           4.4 The Company shall obtain all legal opinions,
auditors' consents, comfort letters and expert cooperation necessary or desirable by the Shareholders to complete the registration process.

                           4.5 The Company shall, at the Shareholders' or the
Underwriter's request, participate in a road show or similar marketing efforts to further the registration process.

                           4.6 The Company shall, at the Underwriter's request,
include in a Form S-3 registration statement such


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information as the Underwriter reasonably requests for marketing reasons, whether or not such information is required to be included.

                                    ARTICLE V

                        REGISTRATION TO BE KEPT EFFECTIVE
                        ---------------------------------

                           5.1 In connection with any registration of the
Covered Shares pursuant to this Agreement, the Company shall, at its sole expense, keep effective and maintain such registration and any related qualifications of the Covered Shares under state securities laws for such period as may be necessary for the Selling Shareholders, the Underwriters and selling agents to dispose of such shares, from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary to comply with applicable laws, and to furnish to such Selling Shareholders such number of copies of the registration statement, the prospectus constituting a part thereof, and any amendment or supplement thereto as such Selling Shareholders request in order to facilitate the disposition of the registered Covered Shares.

                                   ARTICLE VI

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS
                     ---------------------------------------

                  6.1 The obligations of the Company to cause the Covered Shares owned by the Shareholders to be registered under the Act are subject to each of the following limitations, conditions and qualifications:

                           (a)  The Company may require, as a condition to
fulfilling its obligations to register the Covered Shares under Sections 2 or 3 hereof, that the Shareholders execute reasonable and customary indemnification agreements for the benefit of the Underwriters of the registration; PROVIDED, HOWEVER, that a Shareholder may not be required as such a condition to indemnify the Underwriters except with respect to information relating to such Shareholder furnished by such Shareholder for use in such registration statement.

                           (b)  The Company shall not be required to fulfill
any registration obligations under this Agreement if the Company provides the Shareholders with an opinion of counsel acceptable to the Shareholders stating that the Shareholders are free to sell in the manner proposed by them the Covered Shares that they desired to register without registering such Covered Shares.


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                                   ARTICLE VII

                                EXCHANGE LISTING
                                ----------------

                           7.1 In the event any Covered Shares are included in a
registration statement under Section 2 or 3 hereof, the Company shall use its best efforts to cause all such shares to be listed on any exchange or admitted to trading on the NASDAQ Small Capital Market where the Shares of the Company are then listed or traded.

                                  ARTICLE VIII

                    REGISTRATION UNDER STATE SECURITIES LAWS
                    ----------------------------------------

                           8.1 The Company shall use its best efforts to
register or qualify any Covered Shares included in a registration statement pursuant to Section 2 or 3 hereof under state "blue sky" or similar securities laws in such jurisdictions as the Selling Shareholders reasonably request and to take such other action as may be reasonably necessary to enable the Selling Shareholders to sell their Covered Shares in the jurisdiction where such registration or qualification was made, PROVIDED, HOWEVER, that the Company will not be required to qualify to do business in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any jurisdiction in which it has not executed such a consent.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

                           9.1 The Company will indemnify and hold each Selling
Shareholder, its officers, directors and agents (including sales agents and the Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Selling Shareholder or any of the foregoing, harmless to the maximum extent permitted by law, from and against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from a claim that any registration statement, prospectus or amendment thereof or supplement thereto, which includes the Covered Shares to be sold by such Selling Shareholder, contains a material misstatement or omission, unless such claim is based upon information furnished by and with respect to such Selling Shareholder in writing for use in the registration statement or the prospectus; and each such Selling Shareholder will indemnify and hold harmless the Company, its directors, officers and agents and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Company against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from any


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such claim relating to information furnished in writing by or on behalf of such
Selling Shareholder for use in the registration statement or prospectus, PROVIDED, HOWEVER, that a Selling Shareholder's liability under this Section 9 with respect to a registration statement shall be limited to the total proceeds (less commissions) from the sale of such Selling Shareholder's Covered Shares included in such registration statement.

                           9.2 Promptly after receipt by an indemnified party
under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 or otherwise to the extent such failure did not materially prejudice the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No settlement of an action against any party under this Section 9 shall bind the other party unless such


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other party agrees in writing to the terms of such settlement (which agreement will not be unreasonably withheld).

                           9.3 The obligation of the indemnifying party to
indemnify the indemnified party under this Section 9 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

                           9.4 If the indemnification provided for in this
Section 9 from the indemnifying party is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.1 and 9.2 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 9.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

                                    ARTICLE X

                                    RULE 144
                                    --------

                           10.1 The Company covenants that it shall file any and
all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as any holder of the


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Covered Shares may request, all to the extent required from time to time to enable such holder to sell the Covered Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of any holder of the Covered Shares, deliver to such holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

                           11.1 ENTIRE AGREEMENT AND AMENDMENT. This Agreement
embodies the entire understanding of KCC, KCP and the Company, and there are no other agreements or understandings, written or oral, in effect among KCC, KCP and the Company, relating to the subject matter hereof. This Agreement may be amended or modified only by an instrument signed by KCC, KCP and the Company.

                           11.2 WAIVER. Any failure of KCC, KCP or the Company
hereto to comply with any of its obligations, agreements, conditions or covenants herein contained may be waived only with the prior written consent of the party which is entitled to the benefits thereof.

                           11.3 SURVIVAL OF AGREEMENTS. All agreements,
representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

                           11.4 BINDING EFFECT AND BENEFITS. This Agreement
shall be binding upon and shall inure to the benefit of KCC, KCP and the Company and their respective successors and assigns.

                           11.5 SEVERABILITY. Any term or provision of this
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                           11.6 NOTICES. All notices shall be in writing and
shall be deemed to have been given three days after the registration if sent by registered mail, postage prepaid, return receipt requested, or upon delivery by a nationally recognized overnight courier service or upon transmission by telecopy to the following addresses:

                  If to KCP or KCC:


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                           Kirtland Capital Partners II L.P.
                           2550 SOM Center Road
                           Suite 105
                           Willoughby Hills, Ohio   44094
                           Attention: Raymond A. Lancaster
                           Telecopy No. (216) 585-9699

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: Charles W. Hardin, Jr.
                           Telecopy No. (216) 579-0212

                  If to the Company:

                           PVC Container Corporation
                           401 Industrial Way West
                           Eatontown, New Jersey   07724
                           Attention: Phillip L. Friedman
                           Telecopy No. (908) 542-7706

                  with a copy to:

                           Baer Marks & Upham LLP
                           805 Third Avenue
                           New York, NY 10022-7513
                           Attention: Herbert S. Meeker
                           Telecopy No. (212) 702-5941

                           11.7 GOVERNING LAW. This Agreement shall be governed
by and construed in accordance with the internal laws of the State of Ohio without regard to the conflicts of law principles thereof.

                           11.8 ASSIGNMENT. Except as otherwise provided in
Section 1.10 hereof, the rights of KCP, KCC and the Company hereunder may not be assigned without the prior written consent of the other parties hereto.


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


                  IN WITNESS WHEREOF, KCP, KCC and the Company have duly executed this Agreement as of the day and year first above written.

                                KIRTLAND CAPITAL PARTNERS II L.P.

                                By:  KIRTLAND CAPITAL CORPORATION
                                     Its General Partner

                                By:  /s/ RAYMOND A. LANCASTER
                                     --------------------------------
                                     Name: Raymond A. Lancaster
                                     Title: Executive Vice President

                                KIRTLAND CAPITAL COMPANY II LLC

                                By:  EVERGREEN PARTNERS II L.P.
                                     Its Managing Member

                                By:  KIRTLAND CAPITAL CORPORATION
                                     Its General Partner

                                By:  /s/ RAYMOND A. LANCASTER
                                     --------------------------------
                                     Name: Raymond A. Lancaster
                                     Title: Executive Vice President

                                PVC CONTAINER CORPORATION

                                By:  /s/ PHILLIP L. FRIEDMAN
                                     -------------------------------
                                     Name: Phillip L. Friedman
                                     Title: President


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